                                  SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

[X]     Filed by Registrant

[ ]     Filed by a Party other than the Registrant

Check the appropriate box:

[X]     Preliminary Proxy Statement
[ ]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

                          GLOBAL CAPITAL PARTNERS INC.
                (Name of Registrant As Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1)      Title of each class of securities to which transaction applies:
                         N/A
        2)      Aggregate number of securities to which transaction applies:
                         N/A
        3)      Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (1)
                         N/A
        4)      Proposed maximum aggregate value of transaction:
                         N/A

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

        [ ]     Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing.

                1)  Amount Previously Paid:
                         N/A
                2)  Form, Schedule or Registration Statement No.:
                         N/A
                3)  Filing Party:
                         N/A
                4)  Date Filed:
                         N/A

                    Notice of Special Meeting of Stockholders
                       to be held on November 20, 2001 and
                                 Proxy Statement

                          GLOBAL CAPITAL PARTNERS INC.
                               6000 FAIRVIEW ROAD
                                   SUITE 1410
                         CHARLOTTE, NORTH CAROLINA 28210

                                                            October 29, 2001

Dear Stockholders:

     You are cordially invited to attend a Special Meeting of Stockholders of
Global Capital Partners Inc. (formerly Eastbrokers International Incorporated).
The meeting will be held on Tuesday, November 20, 2001, at 10:00 a.m., at 6000
Fairview Road, Suite 1410, Charlotte, North Carolina 28210.

     In the following pages, you will find the formal notice of our special meeting and our proxy statement. After reading the proxy statement, please mark, sign and promptly return the enclosed proxy card to ensure that your shares are represented at the meeting.

     We hope that many of you will be able to attend our special meeting in person. It is important that your shares be represented and voted at the meeting regardless of the size of your holdings. If your shares are registered in your name and you plan to attend the meeting, please mark the appropriate box on the enclosed proxy card and you will be registered for the meeting. We urge that you attend the meeting, but if you cannot you may instead vote by proxy.

     We appreciate the continuing interest of our stockholders in our business, and we look forward to seeing you at the meeting.

                                                Sincerely,

                                                Martin A. Sumichrast
                                                Chairman of the Board, President
                                                and Chief Executive Officer

                          GLOBAL CAPITAL PARTNERS INC.
                               6000 FAIRVIEW ROAD
                                   SUITE 1410
                         CHARLOTTE, NORTH CAROLINA 28210

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON November 20, 2001

     The special meeting of stockholders of Global Capital Partners Inc. will be held at 10:00 a.m. on Tuesday, November 20, 2001 at 6000 Fairview Road, Suite
1410, Charlotte, North Carolina 28210, for the following purposes:

     1.   To approve a proposed private placement of the Company and the issuance of securities in connection with the proposed private placement; and

     2.   To transact such other business as may properly come before the meeting.

          To ensure that your shares are represented at the meeting in the event that you do not attend, please mark and sign the enclosed proxy card and return it in the enclosed envelope.

                                             By Order of the Board of Directors,

                                             Kevin D. McNeil
                                             Executive Vice President, Chief
                                             Financial Officer, Treasurer
                                             and Secretary

     Date: October 29, 2001

                          GLOBAL CAPITAL PARTNERS INC.

                                 PROXY STATEMENT
                       FOR SPECIAL MEETING OF STOCKHOLDERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

GENERAL INFORMATION FOR STOCKHOLDERS

     PURPOSE OF PROXY.  This proxy statement and the enclosed proxy card relate to a special meeting of stockholders (the "Special Meeting") of Global Capital
Partners Inc., a Delaware corporation ("GCAP," "we," "us," or "our"). Our board of directors (the "Board") is soliciting proxies from stockholders in order to provide every stockholder an opportunity to vote on all matters submitted to a vote of stockholders at the Special Meeting, whether or not he or she attends in person. This proxy statement and the enclosed proxy card are being mailed to our stockholders beginning on or about October 29, 2001.

     HOW TO VOTE.  You may vote on each matter to be submitted to a vote of stockholders at the Special Meeting by marking the appropriate box on the enclosed proxy card, signing it and returning it in the enclosed envelope. When the proxy card is properly signed and returned by you, your shares will be voted at the meeting by the proxyholders named on the proxy card in accordance with your directions. If you return the proxy card without marking a box for a specified matter, your shares will be voted on that matter as recommended by the
Board.

     MATTERS TO BE SUBMITTED TO A VOTE.  The only matter known to management to be submitted to a vote of stockholders at the meeting is to approve a proposed private placement of the Company and the issuance of securities in connection with the proposed private placement. Your signed, returned proxy card gives the proxyholders named on the proxy card the discretionary authority to vote your shares in accordance with their best judgment on any other business that may be presented at the meeting. Unless you specify otherwise, your shares will be voted on any other business as recommended by the Board.

     REVOKING PROXIES. If you sign and return a proxy card, you may revoke it or submit a revised proxy card at any time before the vote to which the proxy card relates. You may also vote by ballot at the Special Meeting. If you vote by ballot, you will thereby cancel any proxy which you previously returned as to any matter on which you vote by ballot.

     NAMING OTHER PROXIES.  You may designate as your proxy someone other than those named on the enclosed proxy card by crossing out those names and inserting the name(s) of the person(s) you wish to have act as proxy for you. No more than three (3) persons should be so designated. In such a case, you must deliver the proxy card to the person(s) you designated and they must be present and vote at the meeting. Proxy cards on which other proxyholders have been designated should not be mailed or delivered to us.

     WHO MAY VOTE.  The Board has set the "Record Date" for the Special Meeting
as October 24, 2001. Stockholders as of the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting. Each share of common stock is entitled to one vote. As of the Record Date, [3,640,837] shares of common stock were outstanding. Those shares were held by [126] stockholders of record.

            PROPOSAL APPROVAL OF PRIVATE PLACMENT AND THE ISSUANCE OF
              SECURITIES IN CONNECTION WITH THE PRIVATE PLACEMENT

BACKGROUND

     Nasdaq Marketplace Rule 4350(i)(1)(D) requires stockholder approval of a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) either:

o    at a price less than the greater of book or market value which together with sales by officers, directors or substantial stockholders of the issuer equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance; or

o    the number of shares of common stock to be issued is or may be equal to 20%
     or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

     The Company requires additional funding to maintain its listing for net tangible assets on the Nasdaq SmallCap Market. For the year ended March 30,
2001, the Corporation had a net loss of $43,890,000 on revenues of $20,229,000.
The Company will attempt to raise additional funds of up to ten million dollars
($10,000,000). However, there can be no assurance that the private placement will be consummated. The estimated proceeds of the proposed private placement are expected to satisfy the Corporation's capital requirements through at least fiscal 2002.

CONTEMPLATED PRIVATE PLACEMENT OF THE COMPANY'S SECURITIES

     The Company has reached an agreement in principle pursuant to which a group of institutional investors would purchase up to three million five hundred thousand dollars ($3,500,000) of the Company's 8% Series A Preferred Stock in a
private placement. The Company will attempt to raise additional funds of up to ten million dollars ($10,000,000), however, the Company cannot state with certainty the amount of funds that will be raised. The Series A Preferred Stock is convertible, at the option of the holder, into common stock of the Company at
$.75 per share exercisable anytime after the second anniversary of the closing date of the transaction ("Series A Preferred Stock"). For every ten shares of
Series A Preferred Stock that is purchased, the holder is entitled to five (5)
convertible common stock warrants (the "Warrants"). The Warrants are convertible into common stock of the Company at $1.25 per share and are exercisable beginning 12 months from the date of the finance closing and expiring 48 months after the date of the finance closing (the "Series A Preferred Stock"
and the "Warrants" are collectively referred to herein as the "Securities").

     Holders of the Securities would have certain registration rights, pursuant to which the Company would, among other things, be required to file a registration statement with the Securities and Exchange Commission (the "SEC")
within 180 business days of closing the private placement covering both the shares of Common Stock issued in the private placement and the shares underlying the warrants. The securities sold in the contemplated private placement will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

     As discussed above, the Nasdaq rules require the Company to obtain stockholder approval of the issuance of a number of shares of common stock, or securities exercisable for, or convertible into, common stock, equal to or greater than 20% of the number of shares of the Company's common stock outstanding prior to the issuance, if the issuance is for a price that is less than the greater of the book value or market value of its common stock at the time of issuance. Based upon the recent trading prices of the common stock and the assumed exercise price of the Warrants pursuant to the contemplated terms of the private placement, the issuance in the private placement of the shares of
Series A Preferred Stock and the shares issuable upon exercise of the Warrants would exceed the 20% threshold. Accordingly, the Company is seeking stockholder approval to issue the securities contemplated to be issued in the private placement. At this time the Company cannot predict the amount of shares that would be issued in the private placement or upon exercise of the warrants or the warrant exercise price. Therefore, the Company cannot accurately estimate the extent of dilution to its existing stockholders.

TERMS OF THE 8% SERIES A PREFERRED STOCK AND THE WARRANTS

     The general terms of the 8% Series A Preferred Stock and Warrants are summarized below:

8% SERIES A PREFERRED STOCK

INTEREST                           8% per annum is payable in cash or shares of
                                   our common stock.

CONVERSION                         The Series A Preferred Stock is convertible,
                                   at the option of the holder, into common
                                   stock of the Company at $.75 per share at
                                   anytime after the second anniversary of the
                                   closing date of the transaction.  For every
                                   ten shares of Series A Preferred Stock that
                                   is purchased, the holder is entitled to five
                                   (5) convertible common stock Warrants. The
                                   Warrants are convertible into common stock at
                                   $1.25 per share and are exercisable beginning
                                   twelve (12) months from the finance closing
                                   date and expiring forty-eight (48) months
                                   after the finance closing date.

ADJUSTMENTS                        The conversion price is subject to adjustment
                                   in the event of:

                                   o    A stock dividend, subdivision,
                                        combination or reclassification of our
                                        common  stock;

                                   o    The issuance of rights, options or
                                        warrants to all holders of our common
                                        stock;  or any issuance of securities at
                                        a per share selling price less that the
                                        conversion price, as adjusted, (with
                                        certain exception).

VOTING RIGHTS                      Each share of Series A Preferred Stock is
                                   entitled to the number of votes equal to the
                                   number of shares of common stock into which
                                   such share of Series A Preferred Stock and
                                   accrued dividends thereon is convertible,
                                   from time to time.  The holders of Series A
                                   Preferred Stock are entitled to vote together
                                   with holders of common stock at any meeting
                                   of the shareholders on any and all matters
                                   presented to the shareholders for
                                   consideration.

CALL                               The Company has the right to call the Series
                                   A Preferred Stock at any time. If the Company
                                   does call the Series A Preferred Stock, the
                                   holders are entitled to receive: (i) the cash
                                   value of the shares plus accrued interest; or
                                   (ii) the common stock at a price of $.75 per
                                   share.

REGISTRATION RIGHTS                Pursuant to a Registration Rights Agreement,
                                   we agreed to filed a registration statement
                                   with the SEC, and to use our best efforts to
                                   have the registration statement declared
                                   effective as soon as possible.  In order to
                                   register the Series A Preferred Stock and
                                   shares of our common stock issuable upon the
                                   conversion of the Series A Preferred Stock
                                   and Warrants.

WARRANTS

EXERCISE PERIOD                    Beginning twelve (12) months after the
                                   financing closing date and expiring
                                   forty-eight (48) months after the financing
                                   closing date.

EXERCISE PRICE                     $1.25 per share.  The exercise price and the
                                   number of shares of our common stock that may
                                   be purchased upon exercise of the Warrants
                                   are subject to certain adjustments, including
                                   among other things,

                                   o    a stock dividend, subdivision,
                                        combination or reclassification of our
                                        common stock,

                                   o    the issuance of rights, options or
                                        warrants to all holders of our common
                                        stock, or

                                   o    any issuance of securities at a per
                                        share selling price less than the
                                        exercise price, as adjusted (with
                                        certain exceptions)

CASHLESS EXERCISE                  The Warrants may be exercised, in whole or in
                                   part, on a cashless basis.

     Our board of directors believes that it is in our best interest to engage in the private placement. If this Proposal is approved by the Company's stockholders, its Board of Directors will be authorized to finalize all aspects of the private placement, including its final terms and conditions. There can be no assurance that the private placement will be consummated, and, if it is not, the Company will be required to seek other financing, the availability and terms of which are uncertain, as described above.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSED PRIVATE
PLACEMENT AND THE ISSUANCE OF THE SECURITIES IN CONNECTION WITH THE PRIVATE
PLACEMENT.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The following table sets forth information about shares of our Common Stock owned as of the Record Date by each person known by us to own beneficially more than five percent of GCAP's Common Stock, each of GCAP's officers and directors, and all of GCAP's officers and directors as a group.

     Except as otherwise noted, the persons named in the table below do not own any other shares of our capital stock and have sole voting and investment power with respect to all shares beneficially owned by them. As of the Record Date,
[3,640,837] shares of voting stock were outstanding, consisting solely of shares of our Common Stock.

  Name and Address of             Position(s) Held          Amount and  Percentage
  Beneficial Owner (1)                                       Nature of    (%) of
                                                            Beneficial    Class
                                                             Ownership

Martin A. Sumichrast (2)        Chairman of the Board,
                                President, Chief Executive   771,250      20.9%
                                Officer and Director

Kevin D. McNeil (3)             Executive Vice President,    150,019       4.1%
                                Secretary, Treasurer and
                                Chief Financial Officer

Dr. Lawrence Chimerine (4)      Director                       8,125        *

Michael Sumichrast, Ph.D. (4)   Director                       7,425        *

Paul F. McCurdy (5)             Director                       3,750        *

Frank Devine (5)                Director                       3,750        *

Reid Breitman (6)                                            491,875      13.5%

General Partners Beteiligungs                                282,125       7.7%

125511 Canada Inc. and David                                 195,312       5.4%
Geller (7)

Entities affiliated with                                     195,312       5.4%
Michael Zunenshine (8)

All Executive Officers                                       944,319      25.3%
and Directors as a Group
(6 persons)
_______________
*   Less than 1 percent.
(1) Except as otherwise noted, the address for all stockholders listed above is
c/o Global Capital Partners Inc., 6000 Fairview Road, Suite 1410, Charlotte,
North Carolina 28210.
(2) Includes (i) 75,000 shares of common stock owned by Belle Holdings, Inc., a
Nevada corporation of which Mr. Sumichrast is sole officer, director and stockholder, (ii) 18,750 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date, (iii) 37,500 shares of common stock issuable upon the exercise of warrants that are exercisable within 60 days of the Record Date, and (iv) 490,000 shares of common stock as to which Mr. Sumichrast has shared voting power. Mr. Sumichrast disclaims beneficial ownership of these 490,000 shares.
(3) Includes 12,500 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date and 14,395 shares of common stock issuable upon the exercise of warrants that are exercisable within
60 days of the Record Date.
(4) Includes 2,500 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date.
(5) Includes 1,250 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date.
(6) Includes 490,000 shares of common stock indirectly owned through Corona
Corp., a corporation of which Mr. Breitman is sole stockholder, director and officer.
(7) Based on information contained in Schedule 13G filed jointly by 125511
Canada Inc. and David Geller on June 12, 2001. 125511 Canada Inc. and David
Geller have shared voting and dispositive power with respect to all 195,312 shares. The principal business address of 125511 Canada Inc. and David Geller is
78 Lynwood, Unit 2, Toronto, Ontario M441K4.
(8) Based on information contained in Schedule 13G filed jointly by Bellcourt
Investments Inc., Beaufort Inc. and Michael Zunenshine. Bellcourt Investments
has shared voting and dispositive power with respect to 156,250 shares, Beaufort
Inc. has shared voting and dispositive power with respect to 39,062 shares and
Michael Zunenshine has shared voting and dispositive power with respect to all
195,312 shares. The principal business address of Bellcourt Investments,
Beaufort Inc. and Michael Zunenshine is 6500 Trans Canada Highway, Suite 210,
St. Laurent, Quebec H4T1X4.

     OTHER INFORMATION.  The presence, in person or by proxy, of stockholders holding a majority of the outstanding shares of Common Stock entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business.

     REQUIRED VOTE.  The affirmative vote of the holders of a majority of the outstanding shares of Common Stock at the meeting in person or by proxy is required for the approval of the private placement.

     Only those votes cast for or against a proposal are used in determining the results of a vote.

     Abstentions and broker nonvotes are each included for purposes of determining the presence or absence of a sufficient number of shares to constitute a quorum. With respect to the approval of any particular proposal, abstentions are considered present at the meeting, but since they are not affirmative votes for the proposal they will have the same effect as votes against the proposal. Broker nonvotes, on the other hand, are not considered present at the meeting for the particular proposal for which the broker withheld authority to vote.

     SOLICITATION OF PROXIES GENERALLY.  In addition to the solicitation of proxies by mail, officers or other employees without extra remuneration may solicit proxies by telephone or personal contact. We will request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to beneficial owners of shares of Common Stock and will pay such persons for forwarding such material.

     COSTS. All costs for the solicitation of proxies by the Board, anticipated to be approximately $10,000, will be borne by us.

     LIST OF STOCKHOLDERS ENTITLED TO VOTE.  A list of stockholders entitled to vote at the meeting will be available for examination by stockholders during ordinary business hours 10 days prior to the meeting at GCAP's principal executive office at 6000 Fairview Road, Suite 1410, Charlotte, North Carolina
28210.

                          GLOBAL CAPITAL PARTNERS INC.

                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS
          PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION
              OTHERWISE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.

     The undersigned hereby appoints each of Martin A. Sumichrast and Kevin D.
McNeil as Proxies, with the full power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse hereof, all shares of
Common Stock of Global Capital Partners Inc. held of record by the undersigned as of October 29, 2001, at the Special Meeting of Stockholders to be held on
November 20, 2001, or any adjournment thereof, upon all such matters as may properly come before the Meeting.

  [X] Please mark your votes as in                 If you plan to attend the
      this example.                                Special Meeting, place an
                                                   X in this box. [ ]

1.  PROPOSAL TO APPROVE PROPOSED PRIVATE PLACEMENT AND ISSUANCE OF SECURITIES IN
CONENCTION WITH THE PROPOSED PRIVATE PLACEMENT

               FOR                 AGAINST             ABSTAIN

               [ ]                 [ ]                 [ ]

2.  In their discretion upon such other business as may properly come before the
Special Meeting or any postponement or adjournment thereof.

SIGNATURE:______________________________                  DATE: _______________

SIGNATURE:______________________________                  DATE: _______________

        NOTE:   Please sign exactly as name or names appear on stock certificate as indicated hereon. Joint owners should each sign. When signing as attorney, executor, administrator or guardian, please give full title as such.
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        STOCKHOLDERS ARE URGED TO DATE, MARK, SIGN AND RETURN THIS PROXY
        CARD PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE
                      IF MAILED WITHIN THE UNITED STATES.
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